SUBSIDIARIES (JURISDICATION)                                        Exhibit 21.1

ATC SRL (ITALY)
DEG ITALIA S.P.A. (ITALY)
DI CANADA INC. (CANADA)
DI FRANCE S.A.S. (FRANCE)
DI LUXEMBOURG S.A.R.L. (LUXEMBOURG)
DI NETHERLANDS B.V. (NETHERLANDS)
DI NIGERIA LIMITED (NIGERIA)
DI SWEDEN AB (SWEDEN)
DI U.K. LIMITED (UNITED KINGDOM)
DI VENEZUELA S.R.L. (VENEZUELA)
DRESSER AL-RUSHAID VALVE & INSTRUMENT COMPANY, LTD. (SAUDI ARABIA) DRESSER ENTECH, INC. (DELAWARE)
DRESSER EUROPE GMBH (GERMANY)
DRESSER EUROPE HOLDING GMBH (GERMANY)
DRESSER EUROPE S.P.R.L. (BELGIUM)
DRESSER EUROPE S.P.R.L. DANISH BRANCH
DRESSER EUROPE S.P.R.L. SPANISH BRANCH
DRESSER EUROPE S.P.R.L. SWISS BRANCH
DRESSER FINLAND OY (FINLAND)
DRESSER HOLDINGS, LTD. (BERMUDA)
DRESSER, INC. CHINA REPRESENTATIVE OFFICE
DRESSER INDUSTRIA E COMERCIO LTDA. (BRAZIL)
DRESSER INDUSTRIAL PRODUCTS B.V. (NETHERLANDS)
DRESSER INSTRUMENT S.A. DE C.V. (MEXICO)
DRESSER INTERNATIONAL, INC. (DELAWARE)
DRESSER INTERNATIONAL, INC. SOUTH AFRICAN BRANCH
DRESSER INTERNATIONAL, INC. UNITED ARAB EMIRATES BRANCH
DRESSER ITALIA S.R.L. (ITALY)
DRESSER ITALIA SRL CHINA REPRESENTATIVE OFFICE
DRESSER JAPAN LTD. (JAPAN)
DRESSER KOREA INC. (KOREA)
DRESSER LATVIA LIMITED, SIA (LATVIA)
DRESSER, LTD. (BERMUDA)

DRESSER-NAGANO INC. (DELAWARE)
DRESSER NETHERLANDS B.V. (NETHERLANDS)
DRESSER POLSKA SP. Z.O.O. (POLAND)
DRESSER PRODUITS INDUSTRIELS S.A.S. (FRANCE)
DRESSER RE, INC. (DELAWARE)
DRESSER RUSSIA, INC. (DELAWARE)
DRESSER SINGAPORE PTE. LTD. (SINGAPORE)
DRESSER TANKANLAGEN GMBH & CO. SERVICE KG (GERMANY)
DRESSER VALVE DE MEXICO S.A. DE C.V. (MEXICO)
DRESSER VALVE INDIA PRIVATE LIMITED (INDIA)
DRESSER VALVES EUROPE GMBH (GERMANY)
DRESSER WAYNE AB (SWEDEN)
DRESSER WAYNE AB NORWEGIAN BRANCH
DS CONTROLS (RUSSIA)
EBRO ELECTRONIC GMBH & CO. KG (GERMANY)
ENTECH INDUSTRIES U.K. LIMITED (UNITED KINGDOM)
EUROPEAN ENTECH INDUSTRIES HOLDINGS B.V. (NETHERLANDS)
FERLA BV (NETHERLANDS)
FIRSA INTERNATIONAL LIMITED (UNITED KINGDOM)
FORGED STEEL VALVES LIMITED (UNITED KINGDOM)
GAZDMD AVTOMATIKA (RUSSIA)
INTERNATIONAL BALL VALVES LIMITED (UNITED KINGDOM)
INTERNATIONAL VALVES LIMITED (UNITED KINGDOM)
LVF HOLDING CORPORATION (DELAWARE)
LVF HOLDING SRL (ITALY)
LVF SPA (ITALY)
MANUFACTURAS PETROLEROS VENEZOLANOS S. A. (VENEZUELA)
MASONEILAN S.A. (SPAIN)
MODERN ACQUISITION, INC. (DELAWARE)
NIIGATA MASONEILAN COMPANY, LTD. (JAPAN)
NIIGATA MASONEILAN VALVE SERVICE LTD. (JAPAN)
PENAGA GROVE SDN. BHD. (MALAYSIA)
RING-O-VALVE INTERNATIONAL B.V. (NETHERLANDS)
RING-O-VALVE NORG (NORWAY)

RING-O-VALVE, INC. (TEXAS)
SABER TECHNOLOGIES, LLC (TEXAS)
SPECIALTY VALVES RESEARCH, S.A. (SPAIN)